                                                                   EXHIBIT 99.4

                         INDEPENDENT AUDITORS' REPORT

The Stockholders
5-L Corporation and ADP Transport, Inc.:

  We have audited the accompanying combined balance sheet of 5-L Corporation and ADP Transport, Inc. as of December 31, 1997, and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the management of 5-L Corporation and ADP Transport, Inc. Our responsibility is to express an opinion on these combined financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion the combined financial statements referred to above present fairly, in all material respects, the combined financial position of 5-L Corporation and ADP Transport, Inc. as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Denver, Colorado
June 12, 1998

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                             COMBINED BALANCE SHEET

                                                       DECEMBER 31,  JUNE 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current assets:
 Cash and cash equivalents............................  $   47,083  $   31,614
 Trade accounts receivable............................     806,009     982,508
 Accounts receivable from employees...................       5,000         --
 Prepaid expenses.....................................      23,040      53,940
 Other current assets.................................       4,074       1,350
 Current portion of rights to equipment under
  financing contracts.................................     382,246     290,638
                                                        ----------  ----------
    Total current assets..............................   1,267,452   1,360,050
Rights to equipment under financing contracts,
 excluding current portion............................   1,780,129   2,714,344
Goodwill, net of accumulated amortization of $7,224
 and $7,974, respectively.............................      17,776      17,026
Other assets..........................................       7,700       7,700
                                                        ----------  ----------
    Total assets......................................  $3,073,057  $4,099,120
                                                        ==========  ==========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current installments of obligations for equipment un-
  der financing contracts.............................  $  382,246  $  290,638
 Contractor payments payable..........................     198,182     289,441
 Accounts payable.....................................      89,849     140,474
 Accrued payroll and related costs....................      99,721      20,662
 Notes payable to stockholders........................         --      257,140
                                                        ----------  ----------
    Total current liabilities.........................     769,998     998,355
Obligations for equipment under financing contracts,
 excluding current
 installments.........................................   1,780,129   2,714,344
                                                        ----------  ----------
    Total liabilities.................................   2,550,127   3,712,699
                                                        ----------  ----------
Stockholders' equity:
 Common stock, $1 par value. Authorized, issued and
  outstanding
  2,000 shares........................................       2,000       2,000
 Retained earnings....................................     520,930     384,421
                                                        ----------  ----------
    Total stockholders' equity........................     522,930     386,421
                                                        ----------  ----------
    Total liabilities and stockholders' equity........  $3,073,057  $4,099,120
                                                        ==========  ==========

            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                        COMBINED STATEMENT OF OPERATIONS

                                                             SIX-MONTHS
                                            YEAR ENDED     ENDED JUNE 30,
                                           DECEMBER 31, ----------------------
                                               1997        1997        1998
                                           ------------ ----------  ----------
                                                             (UNAUDITED)
Net revenue...............................  $9,852,142  $4,918,861  $5,069,454
Cost of revenue...........................   8,389,700   4,180,156   4,288,975
                                            ----------  ----------  ----------
    Gross profit..........................   1,462,442     738,705     780,479
Selling, general and administrative
 expenses.................................     927,560     377,110     335,113
                                            ----------  ----------  ----------
    Income from operations................     534,882     361,595     445,366
Other income (expense):
 Interest expense.........................     (10,057)     (1,374)       (189)
 Other....................................      11,105       5,497      22,594
                                            ----------  ----------  ----------
    Net income............................  $  535,930  $  365,718  $  467,771
                                            ==========  ==========  ==========



            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY


                                                                      TOTAL
                                               COMMON  RETAINED   STOCKHOLDERS'
                                                STOCK  EARNINGS       EQUITY
                                               ------- ---------  --------------
BALANCES AT JANUARY 1, 1997..................  $1,000  $ 555,585    $ 556,585
Net income -- 1997...........................     --     535,930      535,930
Distribution to stockholders.................     --    (570,585)    (570,585)
Stock issued ADP.............................   1,000        --         1,000
                                               ------  ---------    ---------
BALANCES AT DECEMBER 31, 1997................   2,000    520,930      522,930
Net income--six-months ended June 30, 1998
 (unaudited).................................     --     467,771      467,771
Distribution to stockholders--cash paid--six-
 months ended June 30, 1998 (unaudited)......     --    (347,140)    (347,140)
Distribution to stockholders--notes payable--
 six-months ended June 30, 1998 (unaudited)..     --    (257,140)    (257,140)
                                               ------  ---------    ---------
BALANCE AT JUNE 30, 1998 (UNAUDITED).........  $2,000  $ 384,421    $ 386,421
                                               ======  =========    =========





            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                        COMBINED STATEMENT OF CASH FLOWS

                                                              SIX-MONTHS
                                              YEAR ENDED    ENDED JUNE 30,
                                             DECEMBER 31, --------------------
                                                 1997       1997       1998
                                             ------------ ---------  ---------
                                                              (UNAUDITED)
Cash flows from operating activities:
 Net income.................................  $ 535,930   $ 365,718  $ 467,771
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Amortization.............................      1,667         765        750
   Decrease (increase) in trade accounts
    receivable..............................    (36,133)    114,873   (176,499)
   Decrease in accounts receivable from
    employees...............................     22,500      27,500      5,000
   Decrease (increase) in prepaid expenses
    and other current assets................     32,516     (12,307)   (28,175)
   (Decrease) increase in accounts payable..     (2,372)    (11,669)    50,625
   Decrease in accrued payroll and related
    costs...................................       (169)    (89,947)   (78,059)
   Increase in contractor payments payable..     39,419      51,678     91,258
                                              ---------   ---------  ---------
    Net cash provided by operating
     activities.............................    593,358     446,611    331,671
                                              ---------   ---------  ---------
Cash flows from financing activities:
 Proceeds from issuance of common stock.....      1,000         --         --
 Distributions to stockholders..............   (570,585)   (281,398)  (347,140)
                                              ---------   ---------  ---------
    Net cash used in financing activities...   (569,585)   (281,398)  (347,140)
                                              ---------   ---------  ---------
    Net increase (decrease) in cash.........     23,773     165,213    (15,469)
Cash and cash equivalents at beginning of
 period.....................................     23,310      23,310     47,083
                                              ---------   ---------  ---------
Cash and cash equivalents at end of period..  $  47,083   $ 188,523  $  31,614
                                              =========   =========  =========
Supplemental disclosure of cash flow
 information:
Cash paid during the period for interest....  $  10,057   $   1,374  $     198
                                              =========   =========  =========
 Reduction for the period in rights to and
  obligations for equipment under financing
  contracts, net............................  $  59,892   $     --   $ 842,607
                                              =========   =========  =========


            See accompanying notes to combined financial statements.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(1) DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Description of Business

  5-L Corporation (5-L) was founded in 1993 and its primary business is coordinating the transport of vehicles for auto auctions, leasing companies, auto dealers, manufacturers and individuals. It operates throughout the continental United States via a network of independently contracted carriers. ADP Transport, Inc. (ADP) was founded in 1997 and acts as an agent for independent carriers by securing and servicing transport equipment lease agreements. Both companies' operations are headquartered in Westminster, Colorado.

 (b) Principles of Combination

  The combined financial statements include the financial statements of 5-L and ADP, the "Company" when referred to collectively. The accompanying financial statements are presented on a combined basis because 5-L and ADP are under common management. All significant intercompany balances and transactions have been eliminated.

 (c) Revenue Recognition

  5-L operates as one segment related to the transportation of vehicles for customers such as auto auctions, leasing companies, auto dealers, manufacturers and individuals. Transport revenue and related direct expenses are recognized when the service originates, which does not differ significantly from the amounts that would be recognized as the service is performed.

  ADP's revenue is derived from service fees associated with the administration of equipment lease agreements for certain independent carriers of 5-L. For a monthly fee, ADP performs administrative functions relating to the leased equipment, such as monthly payment processing and procurement of insurance coverage on behalf of the carrier/lessee. Service revenues are recognized when services are performed. Cost of sales and operating expenses associated with the service revenues are nominal.

 (d) Cash and Cash Equivalents

  Cash and cash equivalents consist of bank accounts and certificates of deposit with an initial term of less than three months. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

 (e) Goodwill

  Goodwill represents the excess of purchase price over fair value of net assets acquired and is amortized on a straight-line basis over 15 years, which is the Company's estimate of the expected periods to be benefited.

 (f) Accounting for Long-Lived Assets

  The Company reviews long-lived tangible and intangible assets including rights to equipment under financing contracts for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the asset. The impairment, if any, is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets.

                    5-L CORPORATION AND ADP TRANSPORT, INC.

 (g) Other Assets

  Other assets consist principally of deposits made by the Company to secure office facilities and surety bonding.

 (h) Income Taxes

  Both 5-L and ADP are operated as S-corporations for federal and state income tax purposes and all corporate earnings flow through and are taxed solely at the stockholder level. Accordingly, no income tax expense has been recorded for the year ended December 31, 1997. The tax basis of the Company's assets and liabilities does not differ materially from their recorded values at December 31, 1997.

 (i) Fair Value of Financial Instruments

  The carrying values of the Company's financial instruments, which are comprised mainly of receivables and payables, approximate their fair values.

 (j) Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ significantly from those estimates.

 (k) Interim Combined Financial Statements

  The interim financial information included in these combined financial statements is unaudited but reflects all adjustments (consisting of only normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

(2) EQUIPMENT UNDER FINANCING CONTRACTS

  ADP has guaranteed lease obligations for certain independent carriers who lease the equipment from financing companies. The guarantee includes payment of the monthly installments should the primary lessee default, as well as a specified minimum residual value at the end of the lease term. In return for the lease guarantee, the independent carrier agrees to subcontract the equipment to 5-L for the duration of the lease term. For accounting purposes, the Company has recorded the rights to the equipment and the corresponding obligation under the equipment financing contracts. The recorded value of both the asset and liability related to the financing contracts is determined based on the present value of the future minimum installment payments and the guaranteed residual value using the rate implicit in the lease agreements.

  The following is a summary of obligations under equipment financing contracts at December 31, 1997:

   Year ending December 31:
     1998.......................................................... $  539,602
     1999..........................................................    539,602
     2000..........................................................    539,602
     2001..........................................................    965,760
     2002..........................................................        --
                                                                    ----------
   Total minimum obligations (includes residual guarantees of
    $519,989)......................................................  2,584,566
   Less: imputed interest (at rates from 7.25% to 10.50%)..........   (422,191)
                                                                    ----------
   Present value of future minimum obligations, $382,246 of which is included in current assets and liabilities at December 31,
    1997........................................................... $2,162,375
                                                                    ==========

  During 1997, installment payments of $93,626 related to the obligations for equipment under financing contracts are included in cost of revenue. Of this amount, $33,734 represents interest charges. These amounts

                    5-L CORPORATION AND ADP TRANSPORT, INC.

were withheld from the amounts paid to the respective independent contractors and remitted directly to the financing companies.

  Subsequent to December 31, 1997, the Company entered into agreements whereby they guaranteed monthly payments and minimum residual values on seven additional leases, the terms of which are consistent with those described above. The value of the assets and corresponding liabilities recorded in connection with these additional agreements is approximately $1,094,000.

(3) LEASES

  5-L is committed under a non-cancellable operating lease for office space. The future minimum lease payments at December 31, 1997 are as follows:

Year ending December 31:
  1998................................................................. $31,808
  1999.................................................................  21,623
  2000.................................................................     --
  2001.................................................................     --
  2002.................................................................     --
                                                                        -------
Total minimum lease payments........................................... $53,431
                                                                        =======

(4) EMPLOYEE BENEFITS

  5-L has a simplified employee pension plan (Plan) pursuant to Section 408(k) of the Internal Revenue Code. The Plan provides for discretionary employer contributions for employees who have completed two years of service with 5-L. Employees are immediately vested in all balances. For 1997, 5-L made contributions of $52,695 to the Plan.

(5) RELATED PARTY TRANSACTIONS

  During 1997, 5-L paid $9,995 in interest related to notes payable to stockholders. The notes were repaid in 1997.

(6) CONTINGENT LIABILITIES

  Various claims arise against the Company during the normal course of business. In the opinion of management, liabilities, if any, arising from proceedings would not have a material effect on the financial statements.

(7) SUBSEQUENT EVENT

  On June 12, 1998 all of the outstanding stock of 5-L and ADP was sold to United Road Services, Inc. The sales transaction, affected through a combination of cash and common stock of United Road Services, Inc., will be accounted for as a purchase. The selling price of 5-L and ADP exceeds their combined net assets as of December 31, 1997.